Exhibit 3(e)


                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                           WARNER INSURANCE SERVICES, INC.

                       (PURSUANT TO SECTION 242 OF THE GENERAL
                      CORPORATION LAW OF THE STATE OF DELAWARE)


                    WARNER INSURANCE SERVICES, INC., a corporation

          organized and existing under and by virtue of the General

          Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

                    FIRST:    That the Board of Directors of the
                    -----

          Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the

          Corporation, declaring said amendments to be advisable and calling for the submission of said amendments to the stockholders of the Corporation pursuant to Section 242(b)(2) of the General

          Corporation Law of the State of Delaware, and stating that such amendments will be effective only after approval thereof by the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon.

                    SECOND:   That thereafter, pursuant to resolutions of
                    ------

          the Board of Directors of the Corporation, said amendments were submitted to the holders of all of the stock of the Corporation,

          and a majority of such holders at the annual meeting of

          stockholders, adopted the following resolutions to amend the

          Certificate of Incorporation of the Corporation:

                         RESOLVED, that the Certificate of
                    Incorporation be, and it hereby is, amended by deleting in its entirety the present Article FIRST and substituting in lieu thereof the following new Article FIRST:

                         "FIRST:   Name.  The name of the
                                   ----
                    Corporation shall be Cover-All Technologies
                    Inc. (hereinafter referred to as the
                    "Corporation")"

                    ; and be it further

                         RESOLVED, that the Certificate of
                    Incorporation be, and it hereby is, amended by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH:

                         "FOURTH:  Capital Stock.  The aggregate
                                   -------------
                    number of shares which the Corporation shall have authority to issue shall be thirty million (30,000,000) shares of common stock, par value $.01 per share ("Common Stock")."


                    THIRD:    That said amendments were duly adopted in
                    -----
          accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, said WARNER INSURANCE SERVICES, INC. has caused this certificate to be signed by Alfred J. Moccia, its President and Chief Executive Officer, and attested by Leonard Gubar, its Assistant Secretary, as of the 20th day of June, 1996.

                                        WARNER INSURANCE SERVICES, INC.



                                        By:  /s/ Alfred J. Moccia
                                             ---------------------------
                                              Alfred J. Moccia
                                              President and Chief
                                                Executive Officer

          ATTEST:


          By:  /s/ Leonard Gubar
               ----------------------------------
               Leonard Gubar, Assistant Secretary